UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2015

DAIS ANALYTIC CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-53554	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11552 Prosperous Drive

Odessa, Florida 33556

(Address of Principal Executive Offices)(Zip Code)

(727) 375-8484

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Copies to:

Peter DiChiara, Esq.

SICHENZIA ROSS FRIEDMAN FERENCE LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dais Analytic Corporation 2015 Stock Incentive Plan

On February 27, 2015, the shareholders of Dais Analytic Corporation (the “Company”) approved the Dais Analytic Corporation 2015 Stock Incentive Plan (the “2015 Plan”) at the Company’s 2015 Annual Meeting of Shareholders (the “Annual Meeting”). The 2015 Plan was previously approved by the Company’s board of directors (the “Board”), subject to shareholder approval at the Annual Meeting.

The following is a summary of the principal provisions of the 2015 Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2015 Plan, which was attached as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed on February 5, 2015 (the “Definitive Proxy Statement”), and is incorporated herein by reference.

The number of shares of our common stock reserved for issuance under the 2015 Plan is 10,000,000. The 2015 Plan authorized the grant to eligible individuals of (1) Stock Options (Incentive and Nonstatutory), (2) Restricted Stock, (3) Stock Appreciation Rights, or SARs, (4) Restricted Stock Units, (5) Other Stock-Based Awards, and (6) Cash-Based Awards. Employees of, and consultants to, our Company or its affiliates and members of our Board are eligible to receive equity awards under the Plan. Unless otherwise determined by the Board, it will administer the 2015 Plan. The Board has the power, in its discretion, to grant awards under the 2015 Plan, to select the individuals to whom awards are granted, to determine the terms of the grants, to interpret the provisions of the 2015 Plan and to otherwise administer the 2015 Plan. If approved, the 2015 Plan is effective February 27, 2015 and awards may be granted through February 27, 2025. No awards may be granted under the 2015 Plan subsequent to that date. The Board may suspend or terminate the 2015 Plan without stockholder approval or ratification at any time or from time to time.

Amendment to Amended and Restated Employment Agreement of Chief Executive Officer

On February 27, 2015, the Company and Timothy N. Tangredi, the Company’s Chief Executive Officer (the “Employee”), entered into the Amendment to Amended and Restated Employment Agreement (the “Amendment”). Currently, the Company has non-interest bearing accrued compensation due to the Employee for deferred salaries earned and unpaid equal to approximately $1.3 million (the “Unpaid Compensation”).

The Amendment provides that, if at any time during a calendar year, the Unpaid Compensation is greater than $500,000, the Employee must convert $100,000 of Unpaid Compensation into the Company’s Common Stock during such calendar year. The conversion rate shall be equal to 75% of the average closing price for the Company’s Common Stock for the 30 trading days prior to the date of conversion. The Company shall also pay the Employee a cash payment equal to 20% of the compensation income incurred by the Employee as a result of the conversion. Further, at any time any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act) of greater of 40% of the then-outstanding voting power of Company’s voting equity interests or a person or group initiate a tender offer for the Company’s Common Stock, the Employee may convert Unpaid Compensation to Class A Convertible Preferred Stock of the Company at $1.50 per share.

This brief description of the Amendment is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2015, the Company amended its Certificate of Incorporation to increase the number of authorized shares to 250,000,000, cancel the designated but unissued Series A-D Preferred Stock and create a new series of Preferred Stock designated as the “Class A Preferred Stock”. There are no shares of Class A Preferred Stock currently issued by the Company.

Any holder of the Class A Preferred Stock shall not be entitled to any dividends. Each share of Class A Preferred Stock shall entitle the holder thereof to 150 votes on all matters submitted to a vote of the stockholders of the Corporation. The holders of shares of Class A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. The Holder of the Class A Preferred Stock may convert all or part of the outstanding and unpaid Stated Amount into fully paid and non-assessable shares of the Corporation’s Common Stock. The number of shares receivable upon conversion equals the Stated Amount divided by the “Conversion Price”. The Conversion Price shall be equal to the 75% of the average closing price for the 30 trading days prior to the election to convert. At no time will the Corporation convert any of the Stated Amount into Common Stock if that would result in the Holder beneficially owning more than 49% of the sum of the voting power of the Company’s outstanding shares of Common Stock plus the voting power of the Class A Preferred Stock.

This brief description of the Class A Preferred Stock is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Certificate of Amendment attached hereto as Exhibit 3.1.

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Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 27, 2015, the Company held its Annual Meeting, at which the Company’s shareholders approved six proposals. The proposals are described in the Company’s proxy statement filed with the Securities and Exchange Commission on February 5, 2015.

Proposal 1

The Company’s shareholders elected five individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld
Timothy Tangredi	86,266,307	4,044,900
Robert W. Schwartz	86,207,445	4,103,762
Ira William McCollum, Jr.	90,265,245	45,962
Thomas E. Turner	90,303,807	7,400
Sharon Han	70,342,525	19,968,682

Proposal 2

Approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our common stock by a ratio of not less than 1-for-5 and not more than 1-for-20 (the “Reverse Stock Split”) at any time prior to March 31, 2016, with the Board of Directors having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set at a whole number within the above range as determined by the Board in its discretion.

Votes For	Votes Against	Abstentions
7,419,650	953,808	17,227

Proposal 3

Approved an amendment to Certificate of Incorporation to increase the number of shares the corporation is authorized to issue to 250,000,000 shares, of which 240,000,000 shares of common stock and 10,000,000 shares of preferred stock shall be authorized.

Votes For	Votes Against	Abstentions
97,246,683	4,945,028	28,627

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Proposal 4

Approved the 2015 Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
86,440,217	3,856,935	13,600	11,909,131

Proposal 5

Voted on an advisory, nonbinding resolution to approve the compensation of the Company's named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Votes For	Votes Against	Abstentions	Broker Non-Votes
86,140,217	4,145,835	25,155	11,909,131

Proposal 6

Voted on an advisory, nonbinding resolution to approve the frequency of advisory votes on named executive officer compensation.

Three Years	Two Years	One Year	Abstain
82,520,268	7,037,602	733,537	14,800

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment

10.1	Amendment to Amended and Restated Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dais Analytic Corporation

Dated: March 5, 2015	By:	/s/ Timothy N. Tangredi
Timothy N. Tangredi Chief Executive Officer and President

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